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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2000



                               PJ AMERICA, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                 0-21587                     61-1308435
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                              2300 Resource Drive
                           Birmingham, Alabama 35242
                   (Address of principal executive offices)

                                (205) 981-2800
             (Registrant's telephone number, including area code)

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Item 5. Other Events

On February 8, 2000, PJ America, Inc., a Delaware Corporation (the "Company") announced Fourth Quarter 1999 earnings results. The Company also reported January comp sales of .3%, and a plan to increase discounting and advertising to increase trial, primarily in the Company's newer markets. Based on these results, the Company projected First quarter 2000 earnings per share of 23-27 cents.

Exhibit No.      Description of Exhibit
-----------      ----------------------

    99 PJ America, Inc. Press Release dated February 8, 2000 announcing Fourth quarter 1999 Results and other information.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PJ AMERICA, INC.


Date: February 23, 2000                     By: /s/ D. Ross Davison
                                               --------------------
                                                D. Ross Davison
                          Vice President Administration, Chief Financial Officer
                                 And Treasurer (Principal Financial Officer)